Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS

SECOND QUARTER 2015 RESULTS

FFO of $0.47 per Share

Consolidated Operating Occupancy of 95.1 Percent

Same-Store NOI Growth of 13.3 Percent on a Cash Basis and 9.3 Percent on a GAAP Basis

Rent Growth of 14.1 Percent on a GAAP Basis and 1.0 Percent on a Cash Basis

Leased 2.9 Million Square Feet of Development Bringing Pipeline to 59.5 Percent Leased

DENVER, July 30, 2015 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending June 30, 2015.

“DCT had a strong second quarter. Our development program continues to create substantial value and perform ahead of plan. Since March 31, we leased 2.9 million square feet in our development pipeline bringing it to 59.5 percent leased. We commenced construction on 2.4 million square feet and purchased 147.5 acres for the development of 2.1 million square feet,” said Phil Hawkins, Chief Executive Officer for DCT Industrial. “Our operating portfolio also continues to perform extremely well with strong growth in rents and same-store NOI.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q2 2015 totaled $44.2 million, or $0.47 per diluted share, compared with $41.6 million, or $0.48 per diluted share, for Q2 2014, a decrease of 2.1 percent per diluted share. These results exclude $0.2 million and $0.6 million of acquisition costs for the quarters ending June 30, 2015 and 2014, respectively. FFO includes a one-time, $3.4 million charge (including associated costs) due to the previously reported fraud. This charge reduced FFO by $0.04 per diluted share for the quarter.

Net income attributable to common stockholders for Q2 2015 was $18.3 million, or $0.20 per diluted share, compared to $6.8 million, or $0.08 per diluted share, reported for Q2 2014.

Property Results and Leasing Activity

As of June 30, 2015, DCT Industrial owned 398 consolidated operating properties, totaling 61.1 million square feet, with occupancy of 95.1 percent, a decrease of 20 basis points over Q1 2015 and an increase of 220 basis points over Q2 2014. On a same-portfolio basis, consolidated operating occupancy would have been 95.2 percent; however, the impact of acquisitions, dispositions and placing developments into operations during the quarter brought occupancy down 10 basis points. Approximately 1.4 million square feet, or 2.2 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at June 30, 2015.

In Q2 2015, the Company signed leases totaling 4.8 million square feet with rental rates increasing 14.1 percent on a GAAP basis and 1.0 percent on a cash basis, compared to the corresponding expiring leases.

Over the previous four quarters, rental rates on signed leases increased 12.6 percent on a GAAP basis and 4.0 percent on a cash basis. The Company’s tenant retention rate was 65.5 percent in Q2 2015.

Net operating income (“NOI”) was $66.2 million in Q2 2015, compared with $60.2 million in Q2 2014. In Q2 2015, same-store NOI, excluding revenue from lease terminations, increased 13.3 percent on a cash basis and 9.3 percent on a GAAP basis, when compared with Q2 2014. Same-store occupancy averaged 95.2 percent in Q2 2015, an increase of 230 basis points over Q2 2014. Same-store occupancy as of June 30, 2015 was 94.9 percent.

Investment Activity

Acquisitions

Since March 31, 2015, DCT Industrial acquired three buildings for $18.6 million. Totaling 327,000 square feet, these buildings were 69.4 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 2.8 percent and anticipates a weighted-average stabilized cash yield of 6.6 percent on the acquired assets.

The table below summarizes acquisitions since March 31, 2015:

Market	Submarket	Square Feet	Occupancy at Closing		Closed	Anticipated Yield[1]
Atlanta, GA	I-75/Northwest	77,000	100.0%	[2]	May-15	7.1%
Houston, TX	Port	200,000	50.0%	[3]	May-15	6.6%
Phoenix, AZ	Tempe Southwest	50,000	100.0%		June-15	5.8%
Total/Weighted Average		327,000	69.4%			6.6%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

2 Acquired with known year-one move-out of the full-building tenant.

3 Since acquisition the vacancy has been fully leased and the tenant is expected to take occupancy in Q3 2015.

Development

Since March 31, 2015, DCT Industrial signed development leases totaling 2.9 million square feet, which includes 2.5 million square feet previously announced and an additional 470,000 square feet not included in the Company’s Development Leasing Update on July 21, 2015. The Company’s development pipeline is currently 59.5 percent leased.

Development leases not previously announced:

•

Full-building, 15-year lease of DCT Central Avenue, a 172,000 square foot, 235-door truck terminal build-to-suit on 53.6 acres in the I-55 submarket of Chicago. In Q2 2015, in order to accommodate this transaction, the Company acquired 8.0 acres in addition to the 45.6 acres acquired at this location in Q2 2013. The site houses three older buildings which will be demolished when construction commences in Q1 2016.

•	Full building pre-lease for DCT Fife Distribution Center South, a 240,000 square foot facility in the Tacoma/Fife submarket of Seattle. Construction is scheduled to commence in Q3 2015.
•	36,000 square foot lease for DCT Fife 45 North in the Tacoma/Fife submarket of Seattle. The lease brings the 79,000 square foot building to approximately 45 percent leased.
•	22,000 square foot lease for DCT Airtex Industrial Center II in the Northwest submarket of Houston. The lease brings the 127,000 square foot building to approximately 72 percent leased.

Additional development highlights since March 31, 2015 include:

•

Commenced construction on DCT Fairburn, a 100 percent pre-leased, 1.0 million square foot building in the I-85/South/Airport submarket of Atlanta. The Company purchased 74.6 acres for development in Q2 2015. Construction is scheduled to be complete in Q1 2016.

•

Purchased 26.3 acres in the Airport West submarket of Miami to develop DCT Commerce Center Phase II, a three-building, multi-phased development, which will total approximately 425,000 square feet. Construction on the first building of the project, Building C, a 136,000 square foot facility, is scheduled to commence in Q4 2015.

•

Purchased 25.8 acres, in a joint venture, in the Dulles/Route 28 Corridor submarket of Baltimore/Washington, D.C. Construction on DCT Downs Park, a two-building, 300,000 square foot project, is scheduled to commence in Q3 2015.

•

Purchased 12.8 acres in the Southeast submarket of Orlando. The site will be combined with 8.0 acres already owned to create Phase III of DCT Airport Distribution Center North. The project will add three buildings totaling 292,000 square feet to the Company’s existing 301,000 square foot, three-building industrial park. Construction on Buildings D and E, totaling 190,000 square feet, is scheduled to commence in Q1 2016.

•

In July, commenced construction on DCT Jurupa Ranch, a 970,000 square foot building located in the Inland Empire West submarket of Southern California. Construction is scheduled to be complete in Q2 2016.

•

In July, commenced construction on DCT North Avenue Distribution Center, a 100 percent pre-leased, 350,000 square foot build-to-suit facility for a current customer in the Northern DuPage submarket of Chicago. Construction is scheduled to be complete in Q2 2016.

Dispositions

Since March 31, 2015, DCT Industrial sold 10 buildings totaling 1.5 million square feet. These transactions generated total gross proceeds of $68.4 million and have an expected year-one weighted-average cash yield of 6.1 percent.

The table below summarizes the dispositions since March 31, 2015:

Market	Submarket	Square Feet	Occupancy	Closed
Southern California	Inland Empire West	40,000	N/A1	Apr-15
Southern California	Inland Empire West	55,000	N/A1	Apr-15
Southern California	Inland Empire West	61,000	N/A1	Apr-15
Atlanta, GA	North Central	120,000	87.8%	Apr-15
Atlanta, GA (5 buildings)	Fulton County	713,000	79.0%	May-15
Atlanta, GA	Henry County	505,000	100.0%	May-15
Total/Weighted Average		1,494,000	87.7%

1 Build-to-suit for sale.

Dividend

DCT Industrial’s Board of Directors has declared a $0.28 per share quarterly cash dividend, payable on October 14, 2015 to stockholders of record as of October 2, 2015.

Guidance

The Company narrowed and lowered 2015 FFO guidance, as adjusted, to $1.90 to $1.98 per diluted share, down from $1.90 to $2.00 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.61 and $0.69 per diluted share.

DCT Industrial’s guidance for 2015 includes the following assumptions:

•	A one-time $3.4 million charge (including associated costs) related to the previously reported fraud and the anticipated receipt of approximately $1.0 million in insurance proceeds
•	Same-store net operating income will increase between 6.25 percent and 7.75 percent on a cash basis and between 4.50 percent and 6.00 percent on a GAAP basis

•	Average consolidated operating occupancy between 94.5 percent and 95.5 percent
•	Development starts of between $250 million and $350 million
•	Acquisitions of between $125 million and $175 million including stabilized and value-add
•	Dispositions of non-strategic assets of between $250 million and $350 million

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q2 results on Friday, July 31, 2015 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Monday, August 31, 2015 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10068227. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until July 31, 2016.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of June 30, 2015, the Company owned interests in approximately 72.6 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

Click here to subscribe to Mobile Alerts for DCT Industrial.

CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30, 2015	December 31, 2014
ASSETS	(unaudited)
Land	$1,006,608	$950,963
Buildings and improvements	2,879,538	2,787,959
Intangible lease assets	89,330	86,515
Construction in progress	85,795	134,938
Total investment in properties	4,061,271	3,960,375
Less accumulated depreciation and amortization	(724,788)	(703,840)
Net investment in properties	3,336,483	3,256,535
Investments in and advances to unconsolidated joint ventures	92,715	94,728
Net investment in real estate	3,429,198	3,351,263
Cash and cash equivalents	22,914	19,631
Restricted cash	5,424	3,779
Deferred loan costs, net	9,646	8,026
Straight-line rent and other receivables, net of allowance for doubtful accounts of $665 and $956, respectively	54,752	54,183
Other assets, net	11,127	14,652
Total assets	$3,533,061	$3,451,534

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$67,544	$83,543
Distributions payable	26,038	25,973
Tenant prepaids and security deposits	30,584	30,539
Other liabilities	17,401	14,078
Intangible lease liabilities, net	22,792	22,940
Line of credit	149,000	37,000
Senior unsecured notes	1,082,732	1,122,621
Mortgage notes	266,831	249,424
Total liabilities	1,662,922	1,586,118

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,203,274 and 88,012,696 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	882	880
Additional paid-in capital	2,765,228	2,762,431
Distributions in excess of earnings	(988,679)	(986,289)
Accumulated other comprehensive loss	(25,428)	(27,190)
Total stockholders’ equity	1,752,003	1,749,832
Noncontrolling interests	118,136	115,584
Total equity	1,870,139	1,865,416
Total liabilities and equity	$3,533,061	$3,451,534

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Rental revenues	$88,115	$83,302	$176,177	$165,921
Institutional capital management and other fees	423	308	801	1,072
Total revenues	88,538	83,610	176,978	166,993

OPERATING EXPENSES:
Rental expenses	8,408	9,433	18,556	21,835
Real estate taxes	13,521	13,711	28,026	26,908
Real estate related depreciation and amortization	38,449	37,270	77,445	73,703
General and administrative	9,856	7,498	17,192	14,332
Impairment losses	-	376	-	4,735
Casualty and involuntary conversion gain	-	(340)	-	(340)
Total operating expenses	70,234	67,948	141,219	141,173
Operating income	18,304	15,662	35,759	25,820

OTHER INCOME (EXPENSE):
Development profit, net of taxes	2,627	1,288	2,627	2,016
Equity in earnings of unconsolidated joint ventures, net	1,036	697	1,843	4,310
Gain on business combination	-	-	-	1,000
Gain on dispositions of real estate interests	14,932	372	41,086	1,417
Interest expense	(13,609)	(16,182)	(27,513)	(32,238)
Interest and other income (expense)	(11)	(23)	(29)	5
Income tax benefit (expense) and other taxes	(278)	241	(471)	184
Income from continuing operations	23,001	2,055	53,302	2,514
Income from discontinued operations	-	5,215	-	5,224
Consolidated net income of DCT Industrial Trust Inc.	23,001	7,270	53,302	7,738
Net income attributable to noncontrolling interests	(4,704)	(469)	(6,260)	(620)
Net income attributable to common stockholders	18,297	6,801	47,042	7,118
Distributed and undistributed earnings allocated to participating securities	(201)	(170)	(344)	(336)
Adjusted net income attributable to common stockholders	$18,096	$6,631	$46,698	$6,782

EARNINGS PER COMMON SHARE - BASIC
Income from continuing operations	$0.21	$0.02	$0.53	$0.02
Income from discontinued operations	0.00	0.06	0.00	0.06
Net income attributable to common stockholders	$0.21	$0.08	$0.53	$0.08

EARNINGS PER COMMON SHARE - DILUTED
Income from continuing operations	$0.20	$0.02	$0.53	$0.02
Income from discontinued operations	0.00	0.06	0.00	0.06
Net income attributable to common stockholders	$0.20	$0.08	$0.53	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,187	82,280	88,139	81,636
Diluted	88,486	82,563	88,453	81,909

Distributions declared per common share	$0.28	$0.28	$0.56	$0.56

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$18,297	$6,801	$47,042	$7,118
Adjustments:
Real estate related depreciation and amortization	38,449	37,270	77,445	73,703
Equity in earnings of unconsolidated joint ventures, net	(1,036)	(697)	(1,843)	(4,310)
Equity in FFO of unconsolidated joint ventures	2,575	2,546	4,983	5,262
Impairment losses on depreciable real estate	-	376	-	4,867
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	(14,932)	(5,489)	(41,086)	(6,534)
Gain on dispositions of non-depreciable real estate	-	-	18	98
Noncontrolling interest in the above adjustments	(1,336)	(1,876)	(2,189)	(4,040)
FFO attributable to unitholders	2,028	2,056	4,095	4,050
FFO attributable to common stockholders and unitholders (1)	44,045	40,987	88,465	79,214
Adjustments:
Acquisition costs	170	609	1,484	1,334
FFO, as adjusted, attributable to common stock holders and unitholders — basic and diluted	$44,215	$41,596	$89,949	$80,548

FFO per common share and unit — basic	$0.47	$0.47	$0.95	$0.91
FFO per common share and unit — diluted	$0.47	$0.47	$0.95	$0.91

FFO, as adjusted, per common share and unit — basic	$0.48	$0.48	$0.97	$0.93
FFO, as adjusted, per common share and unit — diluted	$0.47	$0.48	$0.96	$0.93

FFO weighted average common shares and units outstanding:
Common shares for earnings per share — basic	88,187	82,280	88,139	81,636
Participating securities	626	621	599	589
Units	4,256	4,340	4,278	4,397
FFO weighted average common shares, participating securities and units outstanding — basic	93,069	87,241	93,016	86,622
Dilutive common stock equivalents	299	283	314	273
FFO weighted average common shares, participating securities and units outstanding — diluted	93,368	87,524	93,330	86,895

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2015
	Low	High
Guidance:
Earnings per common share - diluted	$0.61	$0.69
Gains on disposition of real estate interest	(0.44)	(0.44)
Real estate related depreciation and amortization(1)	1.71	1.71
Acquisition costs	0.02	0.02
FFO, as adjusted, per common share and unit-diluted(2)	$1.90	$1.98

(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended June 30, 2015 and 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to common stockholders(1)	$18,297	$6,801	$47,042	$7,118
Interest expense	13,609	16,182	27,513	32,238
Proportionate share of interest expense from unconsolidated joint ventures	329	361	653	678
Real estate related depreciation and amortization	38,449	37,270	77,445	73,703
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,226	1,345	2,434	2,811
Income tax (benefit) expense and other taxes	278	(241)	471	(152)
Stock-based compensation	1,477	1,173	2,540	2,211
Noncontrolling interests	4,704	469	6,260	620
Non-FFO gain on acquisitions and dispositions of real estate interests	(14,932)	(5,489)	(41,068)	(7,436)
Impairment losses	-	376	-	-
Adjusted EBITDA	$63,437	$58,247	$123,290	$111,791

CALCULATION OF FIXED CHARGES
Interest expense	$13,609	$16,182	$27,513	$32,238
Capitalized interest	4,125	2,011	7,834	3,959
Amortization of loan costs and debt premium/discount	72	(143)	92	(256)
Other noncash interest expense	(1,024)	(1,027)	(2,048)	(2,051)
Proportionate share of interest expense from unconsolidated joint ventures	329	361	653	678
Total fixed charges	$17,111	$17,384	$34,044	$34,568

Fixed charge coverage	3.7	3.4	3.6	3.2

(1)    Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income from continuing operations to our net operating income for the three and six months ended June 30, 2015 and 2014 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of income from continuing operations to NOI: (amounts in thousands)
Income from continuing operations	$23,001	$2,055	$53,302	$2,514
Income tax (benefit) expense and other taxes	278	(241)	471	(184)
Interest and other (income) expense	11	23	29	(5)
Interest expense	13,609	16,182	27,513	32,238
Equity in earnings of unconsolidated joint ventures, net	(1,036)	(697)	(1,843)	(4,310)
General and administrative expense	9,856	7,498	17,192	14,332
Real estate related depreciation and amortization	38,449	37,270	77,445	73,703
Impairment losses	-	376	-	4,735
Development profit, net of taxes	(2,627)	(1,288)	(2,627)	(2,016)
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	(14,932)	(372)	(41,086)	(1,417)
Casualty and involuntary conversion gain	-	(340)	-	(340)
Institutional capital management and other fees	(423)	(308)	(801)	(1,072)
Total GAAP net operating income	66,186	60,158	129,595	117,178
Less net operating income - non-same store properties	(9,735)	(8,349)	(21,317)	(16,503)
Same store GAAP net operating income	56,451	51,809	108,278	100,675
Less revenue from lease terminations	(527)	(679)	(1,038)	(1,586)
Add early termination straight-line rent adjustment	66	84	233	347
Same store GAAP net operating income, excluding revenue from lease terminations	55,990	51,214	107,473	99,436
Less straight-line rents, net of related bad debt expense	(694)	(2,296)	(973)	(4,034)
Less amortization of above/(below) market rents	(335)	(420)	(698)	(787)
Same store cash net operating income, excluding revenue from lease terminations	$54,961	$48,498	$105,802	$94,615

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures,  interest expense, interest and other income and income tax expense and other taxes.  We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense.  Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income.  However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations.  Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).  Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.